UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 1, 2018

WORTHINGTON INDUSTRIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Ohio	1-8399	31-1189815
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 Old Wilson Bridge Road, Columbus, Ohio 43085

(Address of Principal Executive Offices) (Zip Code)

(614) 438-3210
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of November 1, 2018, the Board of Directors of Worthington Industries, Inc. (“Worthington” or the “Registrant”) elected Joseph B. Hayek, age 46, as the Vice President-Chief Financial Officer of Worthington.  B. Andrew (“Andy”) Rose, who was elected as Worthington’s President on August 22, 2018, continued to serve as Chief Financial Officer (“CFO”) of Worthington on an interim basis until the election of Mr. Hayek to the CFO position. On November 1, 2018, Worthington issued a News Release announcing Mr. Hayek’s election, which News Release is included with this Current Report on Form 8-K as Exhibit 99.1.

Mr. Hayek joined Worthington in April 2014 as Vice President-Mergers & Acquisitions and Corporate Development.  He served in that position until March 2017, when he became Vice President and General Manager of Worthington’s Oil and Gas Equipment business.  Prior to joining Worthington, from June 2012 to April 2014, Mr. Hayek served as President of Sarcom, Inc., a value-added IT solutions provider (n/k/a PCM Sales, Inc.) and the largest division of PCM, Inc.  From March 2008 to June 2012, he served as Executive Vice President of Corporate Development of PCM, Inc., a provider of IT products, services and solutions.  Prior to March 2008, Mr. Hayek served for ten years in the investment banking industry with Raymond James and Wachovia.

Mr. Hayek has no family relationships with any of the current executive officers or any of the current directors of the Registrant.  Neither Mr. Hayek nor any of his immediate family members has had (nor does any propose to have) a direct or indirect material interest in any transaction in which the Registrant or any of the Registrant’s subsidiaries was (or is proposed to be) a participant, that would be required to be disclosed under Item 404(a) of SEC Regulation S-K.

In conjunction with his election as CFO of the Registrant, the Compensation Committee of the Board of Directors of the Registrant (the “Compensation Committee”) approved the following new compensation arrangements for Mr. Hayek:

Base Salary and Annual Short-Term Cash Incentive Bonus Award:

Effective as of November 1, 2018, the base salary and annual short-term cash incentive bonus award for the twelve-month performance period ending May 31, 2019 for Mr. Hayek were increased to the amounts set forth below.

	Short-Term Cash Incentive Bonus Award for the Period ending May 31, 2019(i):
Annual Base Salary	Threshold	Target	Maximum
$315,000	$192,500	$385,000	$770,000
(i)

The last three columns show the potential payouts which can be earned under Mr, Hayek’s short-term cash incentive bonus award based on achievement of specified levels of corporate performance for the twelve-month performance period ending May 31, 2019.  The payouts which can be earned under the short-term cash incentive bonus award are generally tied to achieving specified levels (threshold, target and maximum) of corporate economic value added (“EVA”) and earnings per share (“EPS”) for the twelve-month performance period with each performance measure carrying a 50% weighting.  For all calculations, restructuring and impairment charges and non-recurring items are generally excluded and EPS is adjusted to eliminate the impact of FIFO gains and losses.  If the performance level with respect to either performance measure falls between threshold and target or between target and maximum, the portion of the short-term cash incentive bonus award associated with that performance measure is prorated.  If the threshold level is not reached for a performance measure, no short-term cash incentive bonus payout will be paid as to that performance measure.  Any payouts under the short-term cash incentive bonus award will be made within a reasonable time following the end of the performance period.  In the event of a change in control of the Registrant (followed by actual or constructive termination of Mr. Hayek’s employment with the Registrant during the performance period), the short-term cash incentive bonus award would be considered to be earned and payouts made at target levels.

Time-Based Restricted Stock Award:

Effective November 1, 2018, the Compensation Committee approved a time-based restricted stock award covering 3,500 common shares (also referred to as “restricted shares”) made to Mr. Hayek pursuant to the Registrant’s Amended and Restated 1997 Long-Term Incentive Plan (the “1997 Long-Term Incentive Plan”).  The restricted shares will be held in escrow by the Registrant and may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the restrictions thereon have lapsed.  Subject to the continued employment of Mr. Hayek, the restrictions on the restricted shares will lapse and the restricted shares will become fully vested on the third anniversary of the November 1, 2018 grant date.  Any unvested restricted shares will become fully vested if Mr. Hayek dies or becomes disabled, as determined by the Compensation Committee.  Upon a change in control (as defined in the 1997 Long-Term Incentive Plan), the restrictions on the restricted shares will lapse and the restricted shares will become fully vested if Mr. Hayek’s employment is terminated within two years after the change in control by the Registrant without cause or by Mr. Hayek due to an adverse change in his employment terms.  If Mr. Hayek’s employment with the Registrant terminates for any other reason, the restricted shares will be forfeited.  During the time between the grant date and the vesting date of the restricted shares, Mr. Hayek may exercise full voting rights in respect of the restricted shares and dividends will be accrued and paid in respect of the restricted shares on the vesting date, if the underlying restricted shares vest.

Stock Option Award:

Effective as of November 1, 2018, the Compensation Committee awarded Mr. Hayek  non-qualified stock options covering 4,200 common shares (the “stock options”), which will vest at a rate of 33% per year and fully vest on the third anniversary of the November 1, 2018 grant date.  In the event Mr. Hayek’s employment with the Registrant terminates as a result of retirement, death or total disability, any of these stock options outstanding and exercisable on that termination date will remain exercisable by Mr. Hayek, or, in the event of death, by Mr. Hayek’s beneficiary, until the earlier of either the stock options’ ten-year expiration date, or 36 months after the last day of employment due to retirement, death or total disability.  Should termination of Mr. Hayek’s employment with the Registrant occur for any reason other than retirement, death or total disability, any unexercised stock options will generally be forfeited. In the event of a change in control of the Registrant (as defined in the stock option plan or award agreement under which the stock options were awarded) occurs, followed by an actual or constructive termination of Mr. Hayek’s employment with the Registrant, any of the stock options then outstanding will become fully vested and exercisable.  The Compensation Committee may allow Mr. Hayek to elect, during the 60-day period following a change in control, to surrender the stock options or any portion thereof in exchange for a cash payment in respect of each common share covered by the stock options surrendered equal to the excess of the change in control price per share over the exercise price per share.

Long-Term Performance Awards:

Effective November 1, 2018, the Compensation Committee approved increasing the performance share award and the cash performance award for Mr. Hayek under the Registrant’s 1997 Long-Term Incentive Plan for the three-fiscal-year performance period from June 1, 2018 to May 31, 2021 to the following amounts:

	Threshold	Target	Maximum
Performance Share Award	1,350 shares	3,100 shares	6,200 shares
Cash Performance Award	$140,000	$280,000	$560,000

Payouts in respect of the long-term cash performance award and the long-term performance share award for Mr. Hayek are tied to achieving specified levels (threshold, target and maximum) of cumulative corporate EVA for the three-fiscal-year performance period and EPS growth over that performance period, with each performance measure carrying a 50% weighting.  Restructuring charges and non-recurring items are to be excluded, and EPS results are to be adjusted to eliminate the impact of inventory holding gains or losses.   If the performance level with respect to either performance measure falls between threshold and target or between target and maximum, the portion of the performance share award or the cash performance award associated with that performance measure is linearly prorated. If the threshold level is not reached for a performance measure, no portion of the cash performance award or the performance share award associated with that performance measure will be paid or distributed.

Item 9.01.  Financial Statements and Exhibits.

(a) through (c):  Not applicable.

(d) Exhibits:

The following exhibit is included with this Current Report on Form 8‑K:

Exhibit No.	Description

99.1	News Release issued by Worthington Industries, Inc. on November 1, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORTHINGTON INDUSTRIES, INC.

Date: November 1, 2018
	By:	/s/Dale T. Brinkman
Dale T. Brinkman, Vice President-Administration,
General Counsel & Secretary